SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only as permitted by Rule 14c-6(e)(2)

☐	Definitive Information Statement

AXA PREMIER VIP TRUST
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

AXA EQUITABLE LIFE INSURANCE COMPANY

1290 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10104

AXA PREMIER VIP TRUST

INFORMATION STATEMENT DATED AUGUST     , 2008

WE ARE NOT ASKING YOU FOR A PROXY AND YOU

ARE REQUESTED NOT TO SEND US A PROXY

The purpose of this Information Statement is to provide you with information about new investment sub-advisers for the Multimanager Large Cap Growth Portfolio (“Large Cap Growth Portfolio”), Multimanager Mid Cap Growth Portfolio (“Mid Cap Growth Portfolio”), and Multimanager Small Cap Value Portfolio (“Small Cap Value Portfolio”), each, a series of AXA Premier VIP Trust (the “Trust”). The information in this document should be considered to be an Information Statement for purposes of Schedule 14C under the Securities Exchange Act of 1934, as amended. You may obtain an additional copy of the Trust’s Prospectus or Statement of Additional Information, or its most recent Annual Report, free of charge, by writing to the Trust at 1290 Avenue of the Americas, New York, New York 10104.

AXA Equitable Life Insurance Company (“AXA Equitable”) serves as the Investment Manager and Administrator of the Trust. AXA Advisors, LLC and AXA Distributors, LLC serve as the Distributors for the Trust’s shares and are located at 1290 Avenue of the Americas, New York, New York 10104. AXA Equitable, in its capacity as the Investment Manager of the Trust, has received an exemptive order from the Securities and Exchange Commission (“SEC”) to permit it and the Trust’s Board of Trustees to select and replace investment sub-advisers for the Trust (“Advisers”) and to amend the advisory agreements between AXA Equitable and the Advisers without obtaining shareholder approval. Accordingly, AXA Equitable is able, subject to the approval of the Trust’s Board of Trustees, to appoint and replace Advisers and to amend advisory agreements without obtaining shareholder approval.

At a regular meeting of the Board of Trustees of the Trust held on June 12, 2008, the Board of Trustees, including the Trustees who are not “interested persons” (as that term is defined in the Investment Company Act of 1940, as amended) of the Trust, the Investment Manager, the Advisers or the Distributors (“Independent Trustees”), unanimously approved the Investment Manager’s proposals to (1) replace RCM Capital Management LLC (“RCM”) and as an Adviser to an allocated portion of the Large Cap Growth Portfolio with Westfield Capital Management Company LP (“WCM” or “New Adviser”); (2) replace TCW Investment Management Company (“TCW”) as an Adviser to an allocated portion of the Large Cap Growth Portfolio with Goodman & Co. NY Ltd. (“Goodman” or “New Adviser”); (3) replace Provident Investment Counsel, Inc. (“Provident”) as an Adviser to an allocated portion of the Mid Cap Growth Portfolio with Wellington Management Company LLP (“Wellington Management” or “New Adviser”); and (4) appoint Pacific Global Investment Management Company (“PGIMC” or “New Adviser”) as an Adviser to an allocated portion of the Small Cap Value Portfolio. The Investment Manager’s proposals were based on its evaluation of certain performance-related information at RCM, TCW and Provident. The other current Adviser of the Large Cap Growth Portfolio is T. Rowe Price Associates, Inc. (“T. Rowe Price”). The other current Advisers of the Mid Cap Growth Portfolio are AllianceBernstein L.P. (“AllianceBernstein”) and Franklin Advisers, Inc. (“Franklin Advisers”). The other current Advisers of the Small Cap Value Portfolio are Lazard Asset Management LLC (“Lazard”) and Franklin Advisory Services, LLC (“FAS”). AXA Equitable, in its capacity as the Investment Manager of the Trust, will continue to allocate the assets of each of the Large Cap Growth Portfolio, Mid Cap Growth Portfolio, and Small Cap Value Portfolio among the Advisers.

Factors Considered by the Board

In approving an investment advisory agreement with each New Adviser (each, an “Investment Advisory Agreement”), the Board of Trustees reviewed and evaluated information furnished by the Investment Manager and each New Adviser. The Board of Trustees also discussed and reviewed the terms of the proposed Investment Advisory Agreements. In addition, the Board of Trustees reviewed and evaluated certain factors, including: (i) the nature, quality and extent of the services expected to be rendered by each New Adviser to the respective portfolio; (ii) each New Adviser’s investment approach; (iii) the structure of each New Adviser and its ability to provide services to the respective portfolio, based on its financial condition as well as the credentials, reputation, background and investment experience of its personnel; (iv) each New Adviser’s investment, stock selection and research process and its historical performance records relative to a peer group and to other benchmarks; (v) a comparison of each New Adviser’s advisory fee with those of other potential advisers, and the reasonableness of such fees in light of the extent and quality of the services to be provided; (vi) the extent to which the fee structure of each Investment Advisory Agreement allows each Portfolio to realize economies of scale as each respective Portfolio grows; (vii) indirect costs and benefits of each New Adviser serving as an Adviser to the respective portfolio, including costs associated with the transition of assets from the prior Advisers to each New Adviser; and (viii) the profitability of the Investment Manager and, to the extent information was available, each Adviser under each Investment Advisory Agreement. Based on its consideration and review of the foregoing information, the Board of Trustees determined that each portfolio is likely to benefit from the nature and quality of the services expected to be provided by its respective New Adviser, as well as its ability to render such services based on its experience, reputation and resources and its investment approach, style and process. The Board of Trustees further determined that each New Adviser’s advisory fee was reasonable in light of the extent and quality of the services expected to be provided and that the Investment Advisory Agreement between the Investment Manager and each New Adviser with respect to its respective portfolio was in the best interests of the portfolio and its shareholders. As a result of the Board of Trustees’ determination, WCM and Goodman became the Advisers to the Large Cap Growth Portfolio effective as of August 1, 2008, Wellington Management became an Adviser to the Mid Cap Growth Portfolio effective as of July 31, 2008, and PGIMC became an Adviser to the Small Cap Value Portfolio effective as of July 14, 2008.

Information Regarding the Investment Advisory Agreements

Except as to effective date and compensation, the terms of the new Investment Advisory Agreement between AXA Equitable and each New Adviser for its respective portfolio are substantially similar to those of the old investment advisory agreement between AXA Equitable and each prior Adviser. The new Investment Advisory Agreement provides that it will remain in effect for its initial two-year term and thereafter only so long as the Board of Trustees, including a majority of the Independent Trustees, specifically approves its continuance at least annually. The new Investment Advisory Agreement can be terminated at any time, without the payment of any penalty, by the Board of Trustees, including a majority of the Independent Trustees, by the vote of a majority of the outstanding voting securities of the respective portfolio, on sixty days’ written notice to AXA Equitable and the New Adviser, or by AXA Equitable or the New Adviser on sixty days’ written notice to the Trust and the other party. The new Investment Advisory Agreement also terminates automatically in the event of its assignment or in the event that the Investment Management Agreement between AXA Equitable and the Trust is terminated for any other reason.

The new Investment Advisory Agreement generally provides that the New Adviser will not be liable for any losses, claims, damages, liabilities or litigation incurred by AXA Equitable or the Trust as a result of any error of judgment or mistake of law by the New Adviser with respect to its respective portfolio, except that nothing in the agreement limits the New Adviser’s liability for all losses, claims, damages, liabilities or litigation arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the New Adviser in the performance of any of its duties or obligations or (ii) any untrue statement of a material fact, or any omission thereof, in the Trust’s prospectus, statement of additional information, proxy materials, reports, advertisements, sales literature, or other materials pertaining to its respective portfolio, if such statement or omission was made in reliance upon information furnished by the New Adviser to AXA Equitable or the Trust.

Under the old investment advisory agreement between AXA Equitable and RCM with respect to the Large Cap Growth Portfolio, dated as of July 31, 2006, as amended, RCM received an advisory fee based on the assets of the Large Cap Growth Portfolio allocated to RCM (the “RCM Allocated Portion”) as follows: 0.42% of the RCM Allocated Portion’s average daily net assets up to and including $100 million; 0.25% of the RCM Allocated Portion’s average daily net assets over $100 million up to and including $400 million; 0.20% of the RCM Allocated Portion’s average daily net assets over $400 million up to and including $1 billion; and 0.15% of the RCM Allocated Portion’s average daily net assets in excess of $1 billion. For the fiscal year ended December 31, 2007, RCM received $505,912 in advisory fees with respect to the Large Cap Growth Portfolio. The Board of Trustees approved the old investment advisory agreement between AXA Equitable and RCM with respect to the Large Cap Growth Portfolio on July 19, 2007.

Under the old investment advisory agreement between AXA Equitable and TCW with respect to the Large Cap Growth Portfolio, dated as of July 31, 2006, as amended, TCW received an advisory fee based on the assets of the

Large Cap Growth Portfolio allocated to TCW (the “TCW Allocated Portion”) as follows: 0.50% of the TCW Allocated Portion’s average daily net assets up to and including $100 million; and 0.40% of the TCW Allocated Portion’s average daily net assets in excess of $100 million. For the fiscal year ended December 31, 2007, TCW received $611,975 in advisory fees with respect to the Large Cap Growth Portfolio. The Board of Trustees approved the old investment advisory agreement between AXA Equitable and TCW with respect to the Large Cap Growth Portfolio on July 19, 2007.

Under the old investment advisory agreement between AXA Equitable and Provident with respect to the Mid Cap Growth Portfolio, dated as of July 31, 2006, as amended, Provident received an advisory fee based on the assets of the Mid Cap Growth Portfolio allocated to Provident (the “Provident Allocated Portion”) as follows: 0.50% of the Provident Allocated Portion’s average daily net assets up to and including $50 million; 0.45% of the Provident Allocated Portion’s average daily net assets in excess of $50 million and up to and including $200 million; and 0.40% of the Provident Allocated Portion’s average daily net assets in excess of $200 million. For the fiscal year ended December 31, 2007, Provident received $1,188,274 in advisory fees with respect to the Mid Cap Growth Portfolio. The Board of Trustees approved the old investment advisory agreement between AXA Equitable and Provident with respect to the Mid Cap Growth Portfolio on July 19, 2007.

Information Regarding the New Advisers

Westfield Capital Management Company LP

As one of the sub-advisers to the Large Cap Growth Portfolio, while seeking to achieve the portfolio’s investment objective of long-term capital growth in its allocated portion of the Large Cap Growth Portfolio (“WCM Allocated Portion”), WCM will invest primarily in common stocks of companies that it believes are reasonably-priced with high foreseen earnings potential. WCM will typically invest in securities of approximately 35-50 companies whose market capitalization at initial purchase is each above $6 billion at the time of initial purchase. Securities below this threshold, however, may be purchased if the security falls within the capitalization range of the Russell 1000 Growth Index at the time of initial purchase. The principal risks of investing in the Large Cap Growth Portfolio are listed in the Trust Prospectus under the heading “Principal Investment Risks.” These risks are discussed in more detail under the heading “More About Investment Strategies & Risks” in the Trust Prospectus.

It is anticipated that WCM’s Investment Committee will be responsible for the day-to-day management of the WCM Allocated Portion, which consists of the five members listed below and WCM’s other security analysts. Industry sectors are divided among the committee members. The five primary members of the Investment Committee are listed below:

Arthur J. Bauernfeind	Chairman (1990-present). Mr. Bauernfeind covers macroeconomic events for the WCM Allocated Portion.

William A. Muggia	President, CEO and CIO and Partner (1994-present). Mr. Muggia covers the Healthcare and Energy sectors for the WCM Allocated Portion and is the lead member of the Investment Committee.

Ethan J. Meyers	Partner (1999-present). Mr. Meyers is responsible for covering the Financials sector and the consumer services industry of the WCM Allocated Portion.

Scott R. Emerman	Partner (2002-present). Mr. Emerman is responsible for covering the Consumer Discretionary and Consumer Staples sectors for the WCM Allocated Portion.

Matthew Strobeck	Partner (2003-Present). Mr. Strobeck is responsible for covering the Healthcare sector for the WCM Allocated Portion.

WCM is located at One Financial Center, Boston, Massachusetts 02111. WCM is a subsidiary of Boston Private Financial Holdings, Inc., a publicly traded corporation. Westfield employees effectively own 40% of the firm, with the right to purchase a remaining 30% in 2010 and the final 30% in 2014. Directors of WCM include: Arthur J. Bauernfeind, Chairman and Director of WCM; William A. Muggia, President, Chief Executive Officer, Chief Investment Officer and Director of WCM; Karen A. DiGravio, Partner, Chief Financial Officer, Chief Compliance Officer and Director of WCM; Morton L. Fearey, II, Partner, Director of Marketing & Client Service and Director of WCM; Ethan J. Meyers, Partner and Director of WCM; Matthew W. Strobeck, Partner and Director of WCM; C. Michael Hazard, Director of WCM; and Timothy Vaill, Chairman of Boston Private Financial Holdings and Director of WCM. The address of each of these individuals is One Financial Center, Boston, Massachusetts 02111. As of June 30, 2008, Westfield had approximately $13.6 billion in assets under management.

For its services to the Large Cap Growth Portfolio, WCM receives an advisory fee based on the assets of the Large Cap Growth Portfolio allocated to WCM (“WCM Allocated Portion”) as follows: 0.50% of the WCM Allocated Portion’s average daily net assets up to and including $50 million; 0.40% of the WCM Allocated Portion’s average daily net assets in excess of $50 million up to and including $500 million; 0.35% of the WCM Allocated Portion’s average daily net assets over $500 million. AXA Equitable (and not the Large Cap Growth Portfolio) is responsible for the payment of advisory fees to WCM. The management fee for the portfolio will not change as a result of appointing WCM as an Adviser to the portfolio.

Information regarding other comparable funds for which WCM serves as an adviser is provided in Appendix A to this Information Statement.

Goodman & Co. NY Ltd.

As one of the sub-advisers to the Large Cap Growth Portfolio, while seeking to achieve the portfolio’s investment objective of long-term capital growth in its allocated portion of the Large Cap Growth Portfolio (“Goodman Allocated Portion”), Goodman generally will invest in companies that demonstrate the strongest earnings growth relative to the overall market and company peer group. Goodman expects to invest in securities of approximately 20 to 40 companies with an emphasis on strong company fundamentals, high earnings growth and growth sustainability to maximize returns. The principal risks of investing in the Large Cap Growth Portfolio are listed in the Trust Prospectus under the heading “Principal Investment Risks.” These risks are discussed in more detail under the heading “More About Investment Strategies & Risks” in the Trust Prospectus.

It is expected that Noah Blackstein will be responsible for the day-to-day management of the portfolio. Mr. Blackstein is a Vice President of Goodman and joined Goodman in 1997 as a portfolio manager. Mr. Blackstein has more than 14 years of securities business experience, 11 of which has been with Goodman.

Goodman is located at 1 Adelaide Street East, Toronto, Ontario, Canada M5C2V9. Goodman is a wholly owned subsidiary of Dundee Wealth Management, Ltd., a Toronto Stock Exchange listed company. Directors of Goodman include David J. Goodman, President, Chief Executive Officer and Director; John Pereira, Executive Vice President and Chief Financial Officer; and Todd Beallor, Executive Vice President and Chief Compliance Officer. The address of each of these individuals is 1 Adelaide Street East, Toronto, Ontario, Canada M5C2V9. As of June 30, 2008, Goodman had approximately $29.6 billion in assets under management.

For its services to the Large Cap Growth Portfolio, Goodman receives an advisory fee based on the assets of the Large Cap Growth Portfolio allocated to Goodman (“Goodman Allocated Portion”) as follows: 0.40% of the Goodman Allocated Portion’s average daily net assets up to and including $100 million; 0.35% of the Goodman Allocated Portion’s average daily net assets over $100 million and up to and including $200 million; 0.27% of the Goodman Allocated Portion’s average daily net assets over $200 million. AXA Equitable (and not the Large Cap Growth Portfolio) is responsible for the payment of advisory fees to Goodman. The management fee for the portfolio will not change as a result of appointing Goodman as an Adviser to the portfolio.

Goodman currently does not advise any other comparable funds subject to the Investment Company Act of 1940.

Wellington Management Company LLP

As one of the sub-advisers to the Mid Cap Growth Portfolio, while seeking to achieve the portfolio’s investment objective of long-term capital growth in its allocated portion of the Mid Cap Growth Portfolio (“Wellington Management Allocated Portion”), Wellington Management generally will invest in common stocks of companies that Wellington Management believes will provide long-term returns in excess of the Russell Mid Cap Growth Index over a full market cycle. Based on a multi-faceted investment philosophy, Wellington Management’s approach utilizes bottom-up security selection to identify companies undergoing dynamic growth (e.g., accelerating growth or sustained high levels of growth underappreciated by the market). Wellington Management considers a very broad universe of securities in the mid cap growth market, focusing on those securities offering superior growth characteristics. The principal risks of investing in the Mid Cap Growth Portfolio are listed in the Trust Prospectus under the heading “Principal Investment Risks.” These risks are discussed in more detail under the heading “More About Investment Strategies & Risks” in the Trust Prospectus.

It is anticipated that Stephen Mortimer will be responsible for the day-to-day management of the portfolio. Mr. Mortimer is a Vice President of Wellington Management and joined Wellington Management in 2001 as an investment professional. He has more than 11 years of securities business experience.

Wellington Management is a limited liability partnership whose sole business is investment management. Wellington Management’s primary office is located at 75 State Street, Boston, Massachusetts 02109. Wellington Management’s principal executive officers include: Karl E. Bandtel, Senior Vice President, Partner and Executive Committee Member, Cynthia M. Clarke, Senior Vice President, Partner and Chief Legal Officer, Lucius T. Hill, III, Senior Vice President, Partner and Executive Committee Member, James P. Hoffmann, Senior Vice President, Partner and Executive Committee Member, Jean M. Hynes, Director, Partner and Executive Committee Member, Selwyn J. Notelovitz, Senior Vice President, Partner and Chief Compliance Officer, Saul J. Pannell, Senior Vice President, Partner and Executive Committee Member, Phillip H. Perelmuter, Senior Vice President, Managing Partner and Executive Committee Member, John R. Ryan, Director, Partner and Executive Committee Member, Edward J. Steinborn, Senior Vice President, Chief Financial Officer and Treasurer, Brendan J. Swords, Senior Vice President, Managing Partner and Executive Committee Member, and Perry M. Traquina, President, Chief Executive Officer, Managing Partner and Executive Committee Member. The address of each of these individuals is 75 State Street, Boston, Massachusetts 02109. As of June 30, 2008, Wellington Management had approximately $550 billion in assets under management.

For its services to the Mid Cap Growth Portfolio, Wellington Management receives an advisory fee based on the assets of the Mid Cap Growth Portfolio allocated to Wellington Management (“Wellington Management Allocated Portion”) as follows: 0.45% of the Wellington Management Allocated Portion’s average daily net assets up to and including $100 million; 0.40% of the Wellington Management Allocated Portion’s average daily net assets over $100 million. AXA Equitable (and not the Mid Cap Growth Portfolio) is responsible for the payment of advisory fees to Wellington Management. The management fee for the portfolio will not change as a result of appointing Wellington Management as an Adviser to the portfolio.

Information regarding other comparable funds for which Wellington Management serves as an adviser is provided in Appendix A to this Information Statement.

Pacific Global Investment Management Company

As one of the sub-advisers to the Small Cap Value Portfolio, while seeking to achieve the portfolio’s investment objective of long-term capital growth in its allocated portion of the Small Cap Value Portfolio (“PGIMC Allocated Portion”), Pacific Global will invest primarily in established small capitalization companies with strong underlying fundamentals and market capitalizations ranging from $75 million to $2 billion. PGIMC will further employ a rigorous fundamental bottom-up portfolio construction analysis that anticipates a holding period of 3 to 5 years, and a focused investment approach limiting portfolio holdings to between 30 to 45 companies. The principal risks of investing in the Small Cap Value Portfolio are listed in the Trust Prospectus under the heading “Principal Investment Risks.” These risks are discussed in more detail under the heading “More About Investment Strategies & Risks” in the Trust Prospectus.

It is anticipated that George A. Henning will be responsible for the day-to-day management of the portfolio. Mr. Henning has been a portfolio manager since founding PGIMC 17 years ago. He has more than 25 years of securities business experience.

PGIMC is located at 101 N. Brand Blvd., Suite 1950, Glendale, California 91203. Pacific Global is a privately held corporation. Directors of PGIMC include George A. Henning, Chairman and President; Victoria L. Breen, Assistant Secretary; Barbara A. Kelley, Executive Vice President and Chief Compliance Officer; William H. McCary; Manabi Hirasaki; Thomas H. Hanson, Executive Vice President; and Herbert H. Nishida. The address of each of these individuals is 101 N. Brand Blvd., Suite 1950, Glendale, California 91203. As of June 30, 2008, PGIMC had approximately $361 million in assets under management.

For its services to the Small Cap Value Portfolio, PGIMC receives an advisory fee based on the assets of the Small Cap Value Portfolio allocated to PGIMC (“PGIMC Allocated Portion”) as follows: 0.52% of the PGIMC Allocated Portion’s average daily net assets up to and including $200 million; 0.48% of the PGIMC Allocated Portion’s average daily net assets over $200 and up to and including $400 million; and 0.45% of the PGIMC Allocated Portion’s average daily net assets over $400 million and up to $500 million. It is expected that the PGIMC Allocated Portion will not exceed $500 million. AXA Equitable (and not the Small Cap Value Portfolio) is responsible for the payment of advisory fees to PGIMC. The management fee for the portfolio will not change as a result of appointing PGIMC as an Adviser to the portfolio.

Information regarding other comparable funds for which PGIMC serves as an adviser is provided in Appendix A to this Information Statement.

* * * * *

Portfolio Transactions

To the extent permitted by law and in accordance with procedures established by the Trust’s Board of Trustees, the Large Cap Growth Portfolio, Mid Cap Growth Portfolio and Small Cap Value Portfolio may engage in brokerage transactions with brokers that are affiliates of the Investment Manager or the Advisers, with brokers who are affiliates of such brokers, or with unaffiliated brokers who trade or clear through affiliates of the Investment Manager or Advisers. For the fiscal year ended December 31, 2007, the Large Cap Growth Portfolio paid $1,813 in brokerage commissions to Sanford C. Bernstein & Co. LLC, an indirect broker subsidiary of AXA Equitable and $304 in brokerage commissions to Cowen & Co., an affiliate of TCW. For the fiscal year ended December 31, 2007, the Mid Cap Growth Portfolio paid $712 in brokerage commissions to Sanford C. Bernstein & Co. LLC, an indirect broker subsidiary of AXA Equitable. For the fiscal year ended December 31, 2007, the Small Cap Value Portfolio did not engage in any portfolio transactions with affiliates of the Manager or Advisers.

Control Persons and Principal Holders

AXA Equitable may be deemed to be a control person with respect to the Trust by virtue of its ownership of more than [99%] of the Trust’s shares as of [July 31, 2008.] AXA Equitable is organized as a New York corporation and is a wholly owned subsidiary of AXA Financial, Inc., a subsidiary of AXA, a French insurance holding company. As a “series” type of mutual fund, the Trust issues separate series of shares of beneficial interest with respect to each portfolio. As of July 31, 2008, the Trustees and Officers of the Trust owned Contracts entitling them to provide voting instructions in the aggregate with respect to less than one percent of the beneficial interest of the Large Cap Growth Portfolio, Mid Cap Growth Portfolio and Small Cap Value Portfolio.

As of July 31, 2008, there were [no shareholders of record, as shown on the fund’s records, holding five percent or more of the outstanding shares of each class of such portfolios.]

A copy of the Trust’s 2008 Semi-Annual Report is enclosed.

Appendix A

Westfield Capital Management Company LP

Name of Fund	Net Assets (as of 6/30/08)	Advisory Fee Rate (% of net assets)
CGCM Large Cap Growth Fund	$1,281.8 million	0.35% per annum on the first $300 million and 0.30% thereafter, based on the average daily net value

Vantagepoint Growth Fund	$446.7 million	0.35% per annum on the first $300 million and 0.30% thereafter, based on the average daily net value

Wellington Management Company LLP

Name of Fund	Net Assets (as of 4/30/08)	Advisory Fee Rate (% of net assets)
Seasons Mid Cap Growth Portfolio	$55.9 million	*

* Pursuant to an exemptive order issued to this family of funds by the SEC, the funds are not required to disclose individual subadviser fees.

Pacific Global Investment Management Company

Name of Fund	Net Assets (as of 3/31/08)	Advisory Fee Rate (% of net assets)
Pacific Advisors Small Cap Fund	$132 million	0.75% on first $200 million; 0.72% on next $200 million; 0.69% on the next $200 million; and 0.66% on assets above $600 million.

A-1